Exhibit 10.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (“Agreement”) is made effective as of December 15, 2022 by and between Fresh Vine Wine, Inc., a Nevada corporation with its principal address at 11500 Wayzata Blvd. #1147, Minnetonka, MN 55305 (the “Company”), and Tribe of Five, LLC, with its principal address at 11900 West Olympic Blvd., Suite 450, Los Angeles, CA 90064 (“Consultant”).

BACKGROUND

The Company desires to retain Consultant to provide services to the Company as described herein and Consultant wishes to perform such services hereunder.

1. APPOINTMENT AND NATURE OF DUTIES. The Company, subject to the provisions herein, hereby appoints Consultant to provide advice and counsel with regard to matters identified in a mutually agreed upon Statement of Work (“SOW”) that is attached to, or otherwise specifically references, this Agreement, and Consultant accepts such appointment (“Services”). Such Services will be under the direction of and at the request of the Company, and as mutually agreed between the parties.

2. SCOPE OF RELATIONSHIP. Consultant is hereby engaged for all purposes as an independent contractor and not as an employee of the Company. Consultant will be responsible for all employer-related obligations, including federal and state taxes relating to this Agreement. Nothing in this Agreement shall be construed to create a partnership, joint venture, license or agency relationship. Consultant represents that work performed pursuant to this Agreement will not violate any agreements or obligations he may have to any third party and that proprietary information of any third party will not be used in the course of rendering services to the Company nor will any such information be disclosed to the Company.

3. COMPENSATION OF CONSULTANT

a.	Subject to the provisions hereof, the Company will pay Consultant, in full compensation for Consultant’s Services hereunder performed, for Services performed and authorized by the Company pursuant to and as defined in the SOW, which may be amended from time to time by written mutual consent.

b.	The Company will reimburse Consultant for pre-approved, out-of-pocket project-related expenses incurred at the request of the Company upon the presentation by Consultant of an itemized accounting of such expenditures in a form and manner requested by the Company.

c.	Expenses payable under this Agreement will be paid to the Consultant within fifteen days following the receipt of Consultant’s invoice detailing such expenses. The Company will report to appropriate governmental agencies all appropriate payments made hereunder, as required, with regard to payments made to an independent contractor.

4. TERM AND TERMINATION. This Agreement will become effective on the date first written above and, unless extended by written mutual consent, will remain in effect until the later of (a) three years from the date first written above and (b) such later date as may be set forth in a SOW. Either party may terminate this Agreement or any SOW upon 30 days’ prior written notice to the other party. Upon termination or expiration of this Agreement, the Company will have no further liability to the Consultant except as to any amounts which will become due to Consultant pursuant to Section 3 of this Agreement for Services performed by Consultant prior to the termination of this Agreement. Consultant agrees to immediately return to the Company all the Company information and documents in his or her possession or the possession of any affiliates or agents, including all information and documentation generated during the term of the agreement regarding the Company and/or its product(s). Consultant’s obligations under Sections 5, 6, and 7 shall survive the expiration or termination of this Agreement.

5. CONFIDENTIALITY. During the course of Consultant’s engagement with the Company, Consultant may acquire certain Confidential Information (as defined below). During the period of such engagement and for five (5) years thereafter, Consultant will not disclose Confidential Information to any third party except as approved in writing by the President of the Company. Confidential Information acquired by Consultant will be utilized by Consultant solely for purposes consistent with Consultant’s services for the Company. Following the termination or expiration of Consultant’s engagement with the Company, Consultant may not use all or any portion of the Confidential Information that Consultant may acquire for any purpose without the express written consent of the Company’ Chief Executive Officer. No copies will be made or retained in any form by Consultant of any written or recorded Confidential Information, and at the conclusion of Consultant’s engagement with the Company, or upon demand by the Company, the Consultant will return Confidential Information to the Company and not thereafter use any such Confidential Information.

For the purposes of this Agreement, the term “Confidential Information” means all actual or prospective customer, or licensee lists, trade secrets, processes, inventions, improvements, manufacturing or systems techniques, formulas, development or experimental work, prototype, work in process, strategies, financial information, clinical data, and any other secret or confidential matter relating or pertaining to the products, services, sales or other business of the Company, any affiliate of the Company, or any entities with which the Company has contracts or other business or investment relationships. Confidential Information shall not, however, include information that (a) was known by Consultant prior to receipt hereunder or was subsequently received from another source at no fault of Consultant, or (b) was, at the time of receipt, or is subsequently, generally available to the public without fault of Consultant (in the event of such subsequent availability without fault, such information will cease being Confidential Information at the time generally available).

Consultant acknowledges and agrees that Consultant is aware (and that its officers, directors, employees and other representatives (the “Representatives”)) are aware or, upon receipt of any Confidential Information, will be advised by Consultant) that (i) the Confidential Information being furnished to Consultant or its Representatives contains material, non-public information regarding the Company and (ii) the United States securities laws prohibit any persons who have material, nonpublic information regarding a company from purchasing or selling securities of such company or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities in reliance upon such information.

6. INVENTIONS. Consultant agrees that all inventions that Consultant, either alone or jointly with others which Consultant makes, discovers, conceives, reduces to practice or develops (in whole or in part, either alone or jointly with others) as a direct consequence of, or otherwise solely relating to, Consultant’s duties under this Agreement shall be the sole property of the Company to the maximum extent permitted by law. If in the course of Consultant’s duties hereunder, Consultant incorporates into a the Company product, process or machine any intellectual property owned by Consultant or in which Consultant has an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, sublicensable, worldwide license to make, have made, modify, use, market, sell and distribute such intellectual property as part of or in connection with such product, process or machine. All writings, books, articles, computer programs, inventions, discoveries and all other materials of any nature whatsoever that is subject to copyright or patent and could be reduced to any tangible form of expression, in whole or in part, by Consultant in the course of Consultant’s engagement with the Company shall be the property of the Company and shall be deemed to be a “work made for hire” as that term is used in the United States Copyright Law, 17 U.S.C. Sec. 101. Consultant agrees to perform, during and after the term of this Agreement, all acts deemed necessary or desirable by the Company to permit and assist it, at the Company’s expense, in further evidencing and perfecting the assignments made to the Company under this Section and in obtaining, maintaining, defending and enforcing patents, patent rights, copyrights, trademark rights, trade secret rights or any other rights in connection therewith.

7. MISCELLANEOUS

a.	Indemnification. Consultant agrees to indemnify, defend and hold harmless the Company and the Company’s directors, managers, members, officers, employees, agents, and representatives (the “Indemnified Parties”) from and against any and all claims, damages, liabilities, fines, penalties, costs and expenses (including reasonable attorney’s fee) to which such Indemnified Parties may be subjected as a result of Consultant’s (i) breach of this Agreement or (ii) Consultant’s performance hereunder in a manner that is negligent, grossly negligent, reckless or willfully improper.

b.	Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Minnesota, without giving effect to its principles governing conflicts of laws.

c.	Entire Agreement. This Agreement embodies the entire agreement between the parties with regard to Consultant’s consulting services for the Company and there have been and are no agreements, representations or understandings between the parties other than those set forth herein. This Agreement may not be amended or modified, except by an instrument in writing executed by the parties hereto. Any waiver of any breach of this Agreement will be limited to the particular instance and will not operate or be deemed to waive any future breach nor will any delay on the part of either party to act upon any breach be deemed a waiver thereof.

d.	Assignment. This Agreement and Consultant’s rights and obligations shall not be assignable, in whole or in part, by Consultant without the prior written consent of the Company. If Consultant is doing business as a partnership or corporation, any change in ownership is an “Assignment” under this provision. Any assignment without the Company consent is void.

e.	Notice. Either party may provide notice to the other party through registered United States mail directed to the other party at the address first written above, or any future address of either party. Notice of any change of address will be sent by mail or facsimile to the non-changing party at its then present address. In the event that either party refuses to accept delivery of any notice mailed in accordance with this paragraph, then that party will be deemed to have received such notice. Such notice will be deemed to be received three days after it is sent.

f.	Severability. If any of the provisions of this Agreement will be invalid or unenforceable, such invalidity or unenforceability will not invalidate or render unenforceable the entire agreement, but rather the entire agreement will be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of the Company and Consultant will be construed and enforced accordingly.

g.	Injunctive Relief. Each party acknowledges and agrees that in the event of any breach hereof the non-breaching party will be authorized and entitled to obtain from a court of competent jurisdiction preliminary permanent injunctive relief and an equitable accounting of all profits or benefits arising out of any violation hereof, which rights and remedies will be cumulative and in addition to any other rights and remedies to which the non-breaching party may be entitled by law or in equity.

h.	Counterparts. This Agreement may be executed in one or more counterparts and by facsimile or other means of electronically imaging a signature, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

The parties hereto have executed this Agreement as of the day and year first above written.

FRESH VINE WINE, INC.		TRIBE OF FIVE, LLC

By:	/s/ James Spellmire	By:	/s/ Trent Broin
Name:	James Spellmire	Name:	Trent Broin
Title:	Chief Financial Officer	Title:	Consultant

Exhibit A – Statement of Work (“SOW”)

1.	Scope and Purpose.

Consultant will advise the Company with respect to its sales, marketing and distribution efforts, including assisting with managing the Company’s relationships with Light Switch Digital, which serves as the Company’s advertising agency, and PKGD Group, which provides sales and distribution management services to the Company.

2.	Compensation.

Subject to the approval of the Board of Directors of the Company, the Company agrees to issue to Consultant (a) 120,000 shares of common stock of the Company as soon as practicable after the date of this Agreement, (b) 180,000 shares of common stock of the Company if, and only if, the Company recognizes an aggregate of $10 million in total revenue during the period beginning on the date of this Agreement and ending on the two year anniversary of the date of this Agreement of common stock of the Company. For purposes of this Agreement, the Company’s total revenue will be determined in accordance with United States generally accepted accounting principles as reported in the Company’s financial statements filed with the Securities and Exchange Commission. The Company will issue the shares of common stock, if any, to Consultant under (b) and (c) above, respectively, as soon as reasonably practicable after the Company determines that the applicable revenue milestone has been achieved.

The shares of common stock issued by the Company to Consultant will be unregistered shares of common stock issued pursuant to an exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), contained in Section 4(a)(2) thereof and/or Regulation D thereunder. The shares of common stock may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the shares of common stock other than pursuant to an effective registration statement or Rule 144 under the Securities Act, the Company may require Consultant to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred shares of common stock under the Securities Act.

3.	Investment Representations. In connection with the Company’s issuance of shares of its common stock (the “Shares”) to Consultant pursuant to Section 2 of this Exhibit A, Consultant represents and warrants to the Company as follows:

(a) Investment Intent. Consultant is acquiring the Shares as principal for its own account and not with a view to, or for dis-tributing or reselling such Shares or any part thereof in violation of the federal securities laws or any applicable state securities laws. Consultant does not presently have any agreement, plan or understanding, directly or indirectly, with any person or entity to distribute or effect any distribution of any of the Shares to or through any person or entity. Consultant understands that, as “restricted securities,” the Shares will bear customary and appropriate restricted stock legend(s) or notations.

(b) Accredited Investor. At the time Consultant was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under Securities Act of 1933, as amended (the “Securities Act”). Consultant was not organized for the specific purpose of acquiring the Shares.

(c) No General Solicitation. Consultant is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(d) Experience. Consultant, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Consultant is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(e) Access to Information. Consultant has received or has access to information about the Company that it considers sufficient to make an informed investment decision regarding the Shares.

4.	SOW Term and Termination. This SOW is effective as of the date last signed below by the Company and Consultant and will terminate on the date that is three years after the date of this SOW unless amended from time to time by written mutual consent. Either party may terminate this SOW upon 30 days’ prior written notice to the other party.

The parties hereto have executed this SOW as of the date of the Agreement.

FRESH VINE WINE, INC.		TRIBE OF FIVE, LLC

By:	/s/ James Spellmire	By:	/s/ Trent Broin
Name:	James Spellmire	Name:	Trent Broin
Title:	Chief Financial Officer	Title:	Consultant